Exhibit 10.2

AMENDMENT NO. 11

TO

UNSECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 11 (this “Amendment”) to those certain Unsecured Convertible Promissory Notes, as amended on February 14, 2023, and as subsequently amended on March 10, 2023, March 15, 2023, April 15, 2023, May 15, 2023, June 15, 2023, July 1, 2023, July 7, 2023, July 31, 2023, and August 30, 2023 (as amended, the “Second Notes”), issued by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), to certain Holders pursuant to that certain Securities Purchase Agreement, dated July 6, 2022, by and among the Company and the signatories thereto (the “Holders”), as amended on January 18, 2023 and as subsequently amended on May 15, 2023 (as amended, the “Securities Purchase Agreement”) is made and entered into effective September 30, 2023 by and among the Company and the Consenting Stockholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Consenting Stockholders desire to amend the Second Notes to modify the terms and extend the date for completion of the Uplist;

WHEREAS, pursuant to Section 4.3 of the Second Notes and Section 7(e) of the Securities Purchase Agreement, the Second Notes may be amended in a written instrument signed by the Company, the Lead Investor, and Holders which purchased at least 50% plus $1.00 of the Notes based on the initial Principal Amounts thereunder (the Lead Investor and such Holders, collectively the “Consenting Stockholders”); and

WHEREAS, the undersigned Holders constitute the Consenting Stockholders.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.           Amendment to the Second Notes.

1.1    The following sentence is hereby added to the end of Section 2.9 of the Second Notes:

“Upon the Automatic Conversion, a Holder shall receive pre-funded warrants (the “Note Conversion Pre-Funded Warrants”) in lieu of shares of Common Stock otherwise issuable to the Holder to the extent that the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the Automatic Conversion with respect to which the determination of this sentence is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (or 9.99% if elected in writing by the Holder prior to the Automatic Conversion) of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulations 13D-G thereunder, provided, that the limit may be waived by the Holder (up to a maximum of 9.99%) upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The Note Conversion Pre-Funded Warrants shall have a nominal exercise price of $0.001 per share, may be exercised on a cashless basis, shall be exercisable immediately upon issuance and shall contain a customary beneficial ownership limitation provision.”

1.2    The Second Notes are hereby amended by deleting the words “by September 30, 2023” in Section 3.23 of the Second Notes and replacing such words with the following in substitution therefor:

“by October 31, 2023”

2.           Miscellaneous.

2.1    The “Second Note Amendment Termination Date” is hereby extended to October 31, 2023.

2.2    Except as expressly amended by this Amendment, the terms and provisions of the Second Notes shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the Second Notes; any reference to the Second Notes in any such instrument or document shall be deemed a reference to the Second Notes as amended hereby. The Second Notes as amended hereby shall be binding upon the parties thereto and their respective assigns and successors.

2.3    This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

2.4    This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARCH THERAPEUTICS, INC.

By:

Name: Michael S. Abrams

Title: Chief Financial Officer

Signature Page to Amendment No. 11 to Second Notes

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

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By:

Name:

Title:

Signature Page to Amendment No. 11 to Second Notes